UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 13, 2009

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	32-0237237 (I.R.S. employer identification number)

1701 E. Woodfield Rd. Suite 915 Schaumburg, IL. (Address of principal executive offices)	60173 (Zip code)

(800) 884-1189

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

(a)           On January 13, 2009, Salberg & Company, P.A. (“Salberg”) was replaced by vote of the Board of Directors as International Development and Environmental Holdings’ (“IDEH”) independent registered public accounting firm and retained KBL, LLP (“KBL”) as IDEH’s independent registered public accounting firm.

Salberg’s reports on the financial statements for IDEH’s fiscal year ended February 29, 2008 did not contain any adverse opinion or a disclaimer of opinion.  The report was not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

IDEH had no disagreements with Salberg during the period from inception to the end of its first fiscal year or during the subsequent interim periods preceding the termination on any matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Salberg, would have caused Salberg to make reference to the subject matter of such disagreement(s) in connection with its report.

IDEH provided Salberg with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish IDEH with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the expression of IDEH’s views, or the respects in which it does not agree with the statements made by IDEH herein.    Salberg has provided a letter addressed to the SEC in response to Item 304(a)(3) of Regulation S-K annexed hereto as Exhibit 16.1.

Item 9.01                      Financial Statements and Exhibits.

(d)              Exhibits

No Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Development and Environmental Holdings

Date	By:	/s/ Philip Huseyinof
Philip Huseyinof
CEO
International Development and Environmental Holdings
Dated:   January 13, 2009